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                                                                   EXHIBIT 10.25


                                   477 MARCH ROAD          TEL: + 1 613 592 2790
                                   OTTOWA, ON K2K 1X8      FAX: + 1 613 592 6937
                                   CANADA                  www.mds.nordion.com

(MDS NORDION LOGO)

April 27, 2006



Molecular Insight Pharmaceuticals, Inc.
160 Second Street
Cambridge, Massachusetts
202142 USA


Dear Sirs:

Re: AMENDMENT #2 to the Agreement between NDS Nordion, a division of MDS (Canada) Inc. ("Nordion") and Molecular Insight Pharmaceuticals, Inc. ("Molecular Insight") dated June 14, 2004 (the "Development Agreement"), and AMENDMENT #1 to the Agreement between Nordion and Molecular Insight Dated January 12, 2006 (the "BMIPP Supply Agreement")
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Reference is made to the Development Agreement and BMIPP Supply Agreement,
respectively dated the 14th day of June, 2004 and the 12th day of January, 2006.

In consideration of $1.00 and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

DEVELOPMENT AGREEMENT

1. The Development Agreement shall be amended by deleting Section 4.1 and adding the following Section 4.1 in its stead:

            "4.1 Post validation, the Batch size available for Clinical Trial supply, shall be of a one (1) Ci and two (2) Ci Batch size. The maximum number of doses available for shipment from a one (1) Ci Batch will be ** doses and the maximum number of doses available for shipment from a two (2) Ci Batch will be ** doses. The remaining BMIPP doses will be retained by Nordion for archival and quality assurance testing purposes. BMIPP will be shipped in an appropriate lead shield, which will be provided at Nordion's expense. All necessary labels for shipment will be provided by Molecular Insight Pharmaceuticals and shall meet all applicable regulatory requirements."


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2.  Schedule A, Item 6, of the Development Agreement "Scope of Work" shall be amended such that paragraph b) shall read as follows and paragraphs c) and
    d) shall be added:

          "b) Compile all data for validation files for 1 Ci Validation Runs
           c) Perform three runs with 2 Ci of 1-123.
           d) Compile all data for validation files for 2 Ci Validation Runs."

3. Schedule F, Paragraph 2, (entitled "Milestone Payments") Milestone 6 of the Development Agreement, shall be amended and read as follows:

          "Milestone 6  GMP Validation Runs                                 **"

4. Schedule F, Paragraph 3, (entitled "Batches for Phase III Clinical Supply") of the Development Agreement, shall be amended and in its entirety shall read as follows:

          "Price: ** per 1 Ci Batch
                  ** per 2 Ci Batch

     Notes to Schedule F:

          a) 1 Ci Batch runs are approximately ** doses of BMIPP of which 20 are shippable.
          b) 2 Ci Batch runs are approximately ** doses of BMIPP of which 40 are shippable.
          c) Payment is due within 30 days of the date appearing on Nordion's invoice."

BMIPP SUPPLY AGREEMENT

1. The preamble, paragraph IV of the BMIPP Supply Agreement shall be amended such that the date referenced therein shall be "the 14th day of June, 2004".


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2. Schedule D of the BMIPP Supply Agreement shall be amended and in its entirety shall read as follows:

                                  "SCHEDULE D

                  PRICES OF BATCHES FOR CLINICAL TRIAL SUPPLY

     A. 1 CI BATCH OF BMIPP

     Price: Year 1 supply of BMIPP under this Agreement US is ** per Batch Year 2 supply: **
     Year 3 supply: **
     Year 4 supply: **
     Year 5 supply: **

     B. 2 CI BATCH OF BMIPP

     Price: Year 1 supply of BMIPP under this Agreement is US ** per Batch Year 2 supply: **
     Year 3 supply: **
     Year 4 supply: **
     Year 5 supply: **

Notes to Schedule D:

     1. 1 Ci Batch is approximately ** doses of BMIPP (as defined in Schedule B) of which ** are shippable and 10 are retained by Nordion for archival and quality assurance testing purposes only.

     2. 2 Ci Batch is approximately ** doses of BMIPP (as defined in Schedule B) of which ** are shippable and the remaining doses are retained by Nordion for archival and quality assurance purposes only.

     3. The All Items Canadian Consumer Price Index ("CPI") will be based on the percentage increase in the CPI for the twelve (12) month period ending three (3) months prior to such anniversary as published in the Canadian Government annual reports."


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All other terms and conditions in the aforementioned agreements shall remain in full force and effect. The foregoing amendments shall be effective as of the date first written above.

If you agree with the foregoing, please execute this agreement in the space provided below.


MDS Nordion, a division of MDS (Canada) Inc.



By: /s/ Chris Wagner


                                    AGREED this 9th day of May, 2006.

                                    Molecular Insight Pharmaceuticals, Inc.

                                    By: /s/ John E. McCray